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                                                                     Exhibit 4.2


                 AMENDMENT NO. 1 TO SIXTH SUPPLEMENTAL INDENTURE

This AMENDMENT NO. 1 TO THE SIXTH SUPPLEMENTAL INDENTURE, dated as of June 29, 2001 (this "AMENDMENT NO. 1 TO THE SIXTH SUPPLEMENTAL INDENTURE"), among ALLIED WASTE NORTH AMERICA, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "COMPANY"), having its principal office at 15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260, each of the GUARANTORS signatory hereto (the "GUARANTORS") and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, as Trustee (the "TRUSTEE").

                                   WITNESSETH:

WHEREAS, the Company, the Guarantors and the Trustee executed and delivered an Indenture, dated as of December 23, 1998 (the "INDENTURE"), to provide for the issuance by the Company from time to time of debt securities evidencing its indebtedness;

WHEREAS, pursuant to Board Resolution (the "RESOLUTIONS"), the Company has authorized the issuance of $600,000,000 of its 8-7/8% Series A Senior Secured Notes Due 2008 (the "SERIES A NOTES") and $600,000,000 of its 8-7/8% Series B Senior Notes Due 2008 (the "SERIES B NOTES," and together with the Series A Notes, the "NOTES"); and

WHEREAS, the Company, the Guarantors and Trustee entered into a Sixth Supplemental Indenture to the Indenture, dated as of January 30, 2001 (the "SIXTH SUPPLEMENTAL INDENTURE") pursuant to which the Company has issued the Series A Notes and intends to issue the Series B Notes;

WHEREAS, the Company desires to change the title of the Series B Notes from "8-7/8% Series B Senior Secured Notes Due 2008" to "8-7/8% Series B Senior Notes Due 2008" but without changing any other terms of the Series B Notes, and each of the Guarantors and the Trustee have consented to this change and desire to execute this Amendment No. 1 to the Sixth Supplemental Indenture to do so;

                                   ARTICLE I.
                             TITLE OF SERIES B NOTES

Section 1.01  TITLE OF THE SERIES B NOTES.

         (a) All references to the title of the Series B Notes contained in the Sixth Supplemental Indenture are hereby amended to make the title of the Series B Notes "8-7/8% Series B Senior Notes Due 2008."


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         (b) This Amendment No. 1 to the Sixth Supplemental Indenture shall not change any other term of the Series B Notes, the Indenture or the Sixth Supplemental Indenture.

         (c) A form of the Series B Notes is attached to this Amendment No. 1 to the Sixth Supplemental Indenture as Annex A hereto.

                                   ARTICLE II.
                                  MISCELLANEOUS

Section 2.01  DEFINITIONS.

Capitalized terms used but not defined in this Amendment No. 1 to the Sixth Supplemental Indenture shall have the meanings ascribed thereto in the Indenture.

Section 2.02  CONFIRMATION OF INDENTURE.

The Sixth Supplemental Indenture, as modified, supplemented and superseded by this Amendment No. 1 to the Sixth Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture, the Sixth Supplemental Indenture and this Amendment No. 1 to the Sixth Supplemental Indenture shall be read, taken and construed as one and the same instrument. (References herein to the Indenture shall be deemed to be to the Indenture, as modified, supplemented and superseded by the Sixth Supplemental Indenture and this Amendment No. 1 to the Sixth Supplemental Indenture).

Section 2.03  GOVERNING LAW.

This Amendment No. 1 to the Sixth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any provisions thereof relating to conflicts of law.

Section 2.03  SEPARABILITY.

In case any provision in this Amendment No. 1 to the Sixth Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.04  COUNTERPARTS.

This Amendment No. 1 to the Sixth Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.


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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the
Sixth Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                  ALLIED WASTE NORTH AMERICA, INC.



                                  By:  /s/ Thomas P. Martin
                                     -------------------------------------------
                                       Name:  Thomas P. Martin
                                       Title:    Treasurer


Attest:


/s/ Jenny Apker
---------------------------------
Name:  Jenny Apker
Title:   Assistant Secretary


                                  ALLIED WASTE INDUSTRIES, INC.

                                  for purposes of Article 15 of the Indenture and as Guarantor of the Securities and as Guarantor of the obligations of the Subsidiary Guarantors under the Subsidiary Guarantees


                                  By: /s/ Thomas P. Martin
                                     -------------------------------------------
                                       Name:  Thomas P. Martin
                                       Title:    Treasurer


Attest:


/s/ Jenny Apker
---------------------------------
Name:  Jenny Apker
Title:   Assistant Secretary


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                                  Each of the Subsidiary Guarantors Listed on
                                  Schedule I hereto, as Guarantor of the
                                  Securities


                                  By*: /s/ Thomas P. Martin
                                      ------------------------------------------
                                       Name:  Thomas P. Martin
                                       Title:    Treasurer

Attest*:



/s/ Jenny Apker
---------------------
Name:  Jenny Apker
Title:    Assistant Secretary


                                  U.S. BANK TRUST NATIONAL ASSOCIATION


                                  By: /s/ Richard H. Prokosch
                                     -------------------------------------------
                                       Name:  Richard H. Prokosch
                                       Title:   Vice President

---------------------------------
* Signing as duly authorized officer for each such Subsidiary Guarantor.


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                                                                         ANNEX A
                                 [Face of Note]
                                                         CUSIP/CINS ____________

                      8-7/8% SERIES B SENIOR NOTES DUE 2008

No. ______                                                         $____________

                        ALLIED WASTE NORTH AMERICA, INC.


promises to pay to Cede & Co.,

or registered assigns,

the principal sum of
                     __________________________________________________________

Dollars on April 1, 2008.

Interest Payment Dates:  April 1 and October 1, commencing October 1, 2001

Record Dates:  March 15 and September 15

Dated:  ________, 2001


                                ALLIED WASTE NORTH AMERICA, INC.


                                By:
                                   ____________________________________________
                                     Name:
                                     Title:


This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Trustee


By:
   ______________________________________
                Authorized Signatory


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                                 [Back of Note]

                      8-7/8% SERIES B SENIOR NOTES DUE 2008

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Note Legend, if applicable, pursuant to the provision of the Indenture]

[Insert the Private Placement Legend, if applicable, pursuant to the provision of the Indenture]

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. Allied Waste North America, Inc., a Delaware corporation (the "COMPANY"), promises to pay interest on the principal amount of this Note at 8-7/8% per annum from the date hereof until maturity and shall pay the Special Interest, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company shall pay interest and Special Interest semi-annually in arrears on April 1 and October 1 of each year beginning October 1, 2001, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be October 1, 2001. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 2% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest, if any, from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360 day year of twelve 30 day months.

         2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) and Special Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 3.7(b) of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium and Special Interest, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Special Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Special Interest on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least 10 Business Days prior to the


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applicable payment date. Such payment shall be in such coin or currency of the
United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. Initially, U.S. Bank Trust National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         4. INDENTURE. The Company issued the Notes under an Indenture dated as of December 23, 1998, as amended by the Sixth Supplemental Indenture dated as of January 30, 2001 (together, the "INDENTURE"), each among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa 77bbbb).
The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

         5. OPTIONAL REDEMPTION.

                  (a) Except as set forth in subparagraph (b) and (c) of this Paragraph 5, the Company shall not have the option to redeem the Notes prior to the final maturity of such Notes.

                  (b) The Notes shall be subject to redemption at the option of the Company, in whole or in part, at any time, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes to be redeemed at such Holder's address appearing in the applicable Note Register, in amounts of $1,000 or an integral multiple of $1,000, at a Redemption Price equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to maturity on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 50 basis points, plus in each case accrued but unpaid interest (including Special Interest) to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

                  (c) At any time, or from time to time, prior to April 1, 2004, up to 33 1/3% in aggregate principal amount of the Notes originally issued under the Indenture shall be redeemable, at the option of the Company, from the net proceeds of one or more Public Offerings of Capital Stock (other than Redeemable Interests) of Allied, at a Redemption Price equal to 108.875% of the principal amount thereof, together with accrued but unpaid interest (including Special Interest) to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date); provided that the notice of redemption with respect to any such redemption is mailed within 30 days following the closing of the corresponding Public Offering.


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         6. MANDATORY REDEMPTION. Except as set forth in paragraph 7 below, the
Company shall not be required to make mandatory redemption payments with respect to the Notes.

         7. REPURCHASE AT OPTION OF HOLDER. The Indenture provides that, subject to certain conditions, if (i) certain Net Available Proceeds are available to the Company as a result of Asset Dispositions or (ii) a Change of Control occurs, the Company shall be required to make an Offer to Purchase for all or a specified portion of the Securities.

         8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed no less than 30 days but no more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         11. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders of the Securities under the Indenture at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time.

         12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an Offer to Purchase) or otherwise, (iii) failure by the Company to comply with subsections 12(a) or 12(b) of Section 1.01 of the Indenture or Article 7 of the Indenture (as superseded by subsection 13 of Section 1.01 of the Sixth Supplemental Indenture); (iv) failure by the Company for 60 days after notice to the Company or the Holders of at least 10% in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class to comply with certain other agreements in the Indenture and the Notes; (v) default under certain other agreements relating to Debt of the Company which default results in the acceleration of such Debt prior to its express maturity;
(vi) certain final


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judgments for the payment of money that remain undischarged for a period of 60 days; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Material Subsidiaries. If any Event of Default (other than an Event of Default of the type described in clause (vii) above) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable without further action or notice; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of Outstanding Notes of such issue may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT
(=tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture,


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Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement relating to the Notes dated as of January 30, 2001, among the Company, the Guarantors and the parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, between the Company and the other parties thereto, relating to rights given by the Company to the purchasers of any Additional Notes (collectively, the "REGISTRATION RIGHTS AGREEMENT").

         18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:


ALLIED WASTE NORTH AMERICA, INC.
15880 North Greenway - Hayden Loop, Suite 100
Scottsdale, AZ  85260
Attention:  Treasurer


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